                                                                   EXHIBIT (g).4
                                    EXHIBIT A
                       (AS AMENDED THROUGH APRIL 12, 2000)
                                     TO THE
                                 OCTOBER 6, 1994
                                CUSTODY AGREEMENT
                                     BETWEEN
                            FORTIS SERIES FUND, INC.
                                       AND
                         FIRST BANK NATIONAL ASSOCIATION


Name of Series                                             Effective Date
---------------------------------------------------------  ---------------

Series F - Global Growth Series                            October 6, 1994
Series J - International Stock Series                      October 6, 1994
Series K - Global Bond Series                              October 6, 1994
      (renamed Multisector Bond Series effective 3/15/00)
Series L - Global Asset Allocation Series                  October 6, 1994
Series O - Blue Chip Stock Series                          March 27, 1996
Series P - Small Cap Value Series                          April 2, 1998
Series Q - Mid Cap Stock Series                            April 2, 1998
Series R - Large Cap Growth Series                         April 2, 1998
Series S - Blue Chip Stock Series II                       April 12, 2000
Series T - American Leaders Value Series                   April 12, 2000
Series U - Capital Opportunities Series                    April 12, 2000
Series V - Global Equity Series                            April 12, 2000
Series W - Investors Growth Series                         April 12, 2000



Dated this twelfth day of April, 2000.

FORTIS SERIES FUND, INC.                         U.S. BANK NATIONAL ASSOCIATION
                                                 (FORMERLY FIRST BANK NATIONAL
                                                 ASSOCIATION)



/s/ Tamara L. Fagely                             /s/ Judy O'Hagan
-------------------------------------------      -------------------------------
Name: Tamara L. Fagely                           Name: Judy O'Hagan
Title: Vice President & Treasurer                Title: Assistant Vice President

ATTEST:                                      ATTEST:

/s/ Scott R. Plummer                             /s/ Sheldon D. Solbro
-------------------------------------------      -------------------------------
Name: Scott R. Plummer                           Name: Sheldon D. Solbro
Title: Vice President & Assistant Secretary      Title: Trust Officer